Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,109,480
Unrealized Gain (Loss) on Market Value of Futures	774,970
Dividend Income	1,917
Interest Income	647
ETF Transaction Fees	1,400
Total Income (Loss)	$1,888,414

Expenses
Investment Advisory Fee	$85,099
Audit Fees	7,192
Legal Fees	4,538
NYMEX License Fee	2,128
Tax Reporting Fees	2,081
Brokerage Commissions	1,833
Non-interested Directors' Fees and Expenses	1,568
Prepaid Insurance Expense	930
SEC & FINRA Registration Expense	806
Total Expenses	$106,175
Net Income (Loss)	$1,782,239

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$169,489,880
Additions (200,000 Units)	8,839,076
Withdrawals (200,000 Units)	(9,040,711)
Net Income (Loss)	1,782,239

Net Asset Value End of Month	$171,070,484
Net Asset Value Per Unit (3,900,000 Units)	$43.86

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502